[Execution]

AMENDMENT NO. 3 TO CREDIT AGREEMENT

AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of December 20, 2019 (this “Amendment No. 3”), is by and among EHEALTH, INC., a Delaware corporation (“eHealth” or “Holdings”), EHEALTHINSURANCE SERVICES, INC., a Delaware corporation (“eHealth Insurance”), WEALTH, HEALTH AND LIFE ADVISORS, LLC, a Texas limited liability company (“GoMedigap” and together with eHealth and eHealth Insurance, individually and collectively, the “Borrower”), PLANPRESCRIBER, INC., a Delaware corporation (“PlanPrescriber” or “Guarantor”), ROYAL BANK OF CANADA, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), and each lender from time to time party to the Credit Agreement (collectively, the “Lenders” and individually, a “Lender”).
W I T N E S S E T H :
WHEREAS, Administrative Agent, Lenders, Borrower, Guarantor and others have entered into financing arrangements pursuant to which Lenders (or Administrative Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrower as set forth in the Credit Agreement, dated as of September 17, 2018, as amended by Amendment No. 1 to Credit Agreement and Other Loan Documents dated as of October 16, 2018 and Amendment No. 2 to Credit Agreement and Other Loan Documents dated as of July 2, 2019 (as the same now exists and is amended hereby or may hereafter be further amended, modified, supplemented, extended, renewed, restated, amended and restated, refinanced or replaced, the “Credit Agreement”) and the other Loan Documents;
WHEREAS, Borrower and Guarantor have requested that Lenders agree to make certain amendments to the Credit Agreement, and Lenders are willing to agree to make such amendments, subject to the terms and on the conditions set forth herein;
WHEREAS, by this Amendment No. 3, Administrative Agent, Lenders, Borrower and Guarantor intend to evidence such amendments;
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:
1.Definitions.
(a)Additional Definitions. Section 1.1 of the Credit Agreement is hereby amended to include, in addition and not in limitation, each of the following definitions:
(i)“Amendment No. 3” means Amendment No. 3 to Credit Agreement dated as of December 20, 2019 by and among Borrower, Guarantor, Administrative Agent and Lenders, as the

same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced.
(ii)“Amendment No. 3 Effective Date” means December 20, 2019.
(iii)“Amendment No. 3 Engagement Letter” means the Engagement Letter, dated as of November 14, 2019, by and between eHealth and Royal Bank of Canada, as the same now exists or may hereafter be amended, restated, supplemented or otherwise modified.
(iv)“Amendment No. 3 Fee Letter” means the Amendment No. 3 Fee Letter, dated on or about the Amendment No. 3 Effective Date, by and between Borrower and Administrative Agent.
(b)Amendment to Definitions.
(i)The definition of “Loan Documents” in Section 1.1 of the Credit Agreement is hereby amended by deleting the phrase “and (g)” and replacing it with “, (g) the Amendment No. 3 Fee Letter, and (h)”.
(ii)The definition of “Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended by deleting the phrase “Effective Date” and replacing it with “Amendment No. 3 Effective Date”.
(iii)The definition of “Payment Conditions” in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:
“‘Payment Conditions’ means, at the time of determination with respect to any specified transaction or payment, the following:
(a)    as of the date of any such transaction or payment, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing,
(b)    either:
(i)    (A) the Liquidity for the immediately preceding 30 consecutive day period, determined on a pro forma basis as if any such transaction or payment occurred on the first day of such period, shall have been not less than the greater of (i) $10,000,000 or (ii) 25% of the Line Cap, (B) on the date of and after giving effect to any such transaction or payment, on a pro forma basis, the Liquidity shall be not less than the greater of (i) $10,000,000 or (ii) 25% of the Line Cap and (C) the Fixed Charge Coverage Ratio, on a pro forma basis, after giving effect to the transaction or payment based on the most recent financial statements received by Administrative Agent prior to the date thereof for the 12 month period prior thereto, shall be not less than 1.00 to 1.00; or,
(ii)    (A) the Liquidity for the immediately preceding 30 consecutive day period, determined on a pro forma basis as if any such transaction or payment occurred on the first day of such period, shall have been not less than the greater of (i) $15,000,000 or (ii) 37.5% of the Line Cap and (B) on the date of and after giving effect to any such transaction or payment, on a pro forma basis, the Liquidity shall be not less than the greater of (i) $15,000,000 or (ii) 37.5% of the Line Cap, and
(c)    Administrative Agent shall have received a certificate of an authorized officer of Holdings certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby.”
(iv)The definition of “Revolving Credit Commitment” in Section 1.1 of the Credit Agreement is hereby amended by deleting the last sentence of such definition and replacing it with “As of the Amendment No. 3 Effective Date, the aggregate amount of the Revolving Credit Commitments is $75,000,000.”
(v)The definition of “Seasonal Amount” in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition and replacing it with the following:
“‘Seasonal Amount” means (a) the greater of (i) $20,000,000 or (ii) 50% of the Line Cap at any time during the period from and including March 1 of each year through and including August 31 of each year, and (b) the greater of (i) $10,000,000 or (ii) 25% of the Line Cap at any time from and including September 1 of each year through and including February 28 or 29 (as applicable) of the following year.”
(c)Interpretation. For purposes of this Amendment No. 3, all terms used herein which are not otherwise defined herein, including, but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 3.
2.Cover Page of Credit Agreement. The cover page of the Credit Agreement is hereby amended by deleting “$40,000,000”.
3.Section 2.12(c)(ii) of the Credit Agreement (Additional Fees). Section 2.12(c)(ii) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(ii)    The Borrower shall pay to the Administrative Agent the fees set forth in the Amendment No. 3 Fee Letter in the amounts and at the times specified therein.”
4.Section 2.14(c) of the Credit Agreement (Special Provisions Governing Eurocurrency Rate Loans). Section 2.14(c) of the Credit Agreement is hereby amended by deleting the last two sentences of such Section and replacing them with the following: “To the extent the Replacement Rate is implemented in accordance with this Section 2.14(c), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders). If the Administrative Agent has determined that any of the facts or circumstances exist under clauses (i), (ii) or

(iii) of the first sentence of this Section 2.14(c) and the Replacement Rate is not in effect, then for so long as the Replacement Rate is not in effect each Eurocurrency Loan shall automatically, on the last day of the current Interest Period for such Eurocurrency Loan, convert into a Base Rate Loan, the obligations of the Lenders to make Eurocurrency Loans, or to convert Base Rate Loans into Eurocurrency Loans, shall be suspended, and the Base Rate shall be determined without regard to clause (c) of the definition thereof until the Administrative Agent shall notify the Borrower that the Replacement Rate is in effect; provided, that, if the Replacement Rate shall be less than zero, then the Replacement Rate shall be deemed to be zero for purposes of this Agreement.”
5.Section 7.4(d) (Borrowing Base Certificate). Section 7.4(d) of the Credit Agreement is hereby amended by deleting the first sentence of such Section and replacing it with the following:
“(d)    Upon at least ten (10) Business Days’ prior notice to the Borrower (provided that such notice shall not be required if an Event of Default has occurred and is continuing), the Administrative Agent may carry out investigations and reviews of each Loan Party’s property at the reasonable expense of the Borrower (including field audits conducted by the Administrative Agent) (“Field Examination”) and the Administrative Agent may carry out, at the Borrower’s expense, one (1) Field Examination in any period of 12 consecutive months; provided that the Administrative Agent may carry out, at the Borrower’s expense, (i) up to two (2) Field Examinations during any period of 12 consecutive months if Excess Availability has fallen below the Seasonal Amount during such period, and (ii) up to three (3) Field Examinations during any period of 12 consecutive months if a Cash Dominion Period existed during such period; provided, further, that, (i) at any time during the continuation of an Event of Default, the Administrative Agent may carry out, at the Borrower’s expense, Field Examinations as frequently as determined by the Administrative Agent in its reasonable discretion, and (ii) the Administrative Agent may carry out, at its own expense, additional Field Examinations in its Permitted Discretion.”
6.Section 9.13 of Credit Agreement (Minimum Excess Availability). Section 9.13 of the Credit Agreement is hereby amended by deleting the phrase “to be less than $6,000,000 at any time” and replacing it with “at any time to be less than the greater of $6,000,000 or 15% of the Line Cap.”
7.Schedule I to Credit Agreement (Commitments). Schedule I to the Credit Agreement is hereby amended by deleting such Schedule and replacing it with Exhibit A attached hereto.
8.Schedule III to Credit Agreement (Existing Letters of Credit). Schedule III to the Credit Agreement is hereby amended by deleting such Schedule and replacing it with Exhibit B attached hereto.
9.Representations and Warranties. Each Loan Party, jointly and severally, represents and warrants to the Agents and the Lenders as follows:
(a)Each of this Amendment No. 3 and the other documents, agreements and instruments executed by any Loan Party in connection herewith, if any (collectively, together with this Amendment No. 3, the “Amendment Documents”) has been duly executed and delivered by each Loan Party that is a party hereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by Debtor

Relief Laws, principles of equity and principles of good faith and fair dealing.
(b)The execution, delivery, and performance by such Loan Party of each Amendment Document to which it is a party do not and will not (i) contravene the terms of such Loan Party’s Constituent Documents, (ii) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of such Loan Party (other than as permitted by Section 9.1 of the Credit Agreement) under (A) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any applicable Law; except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such breach, contravention or violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(c)The execution, delivery, and performance by each Loan Party of each Amendment Document to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.
(d)The execution, delivery and performance by each Loan Party of each Amendment Document to which it is a party and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect.
(e)No Default or Event of Default shall have occurred and is continuing.
(f)All of the representations and warranties set forth in the Credit Agreement and the Security Agreement as amended hereby, and the other Loan Documents, are true and correct in all material respects after giving effect to the provisions of this Amendment No. 3, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified by materiality in the text thereof).
10.Conditions Precedent. This Amendment No. 3 shall be effective upon the satisfaction of each of the following conditions precedent:
(a)Administrative Agent shall have received (i) counterparts of this Amendment No. 3, duly authorized, executed and delivered by Borrower, Guarantor and Lenders, (ii) counterparts of the Amendment No. 3 Fee Letter, duly authorized, executed and delivered by Borrower, (iii) an Amended and Restated Revolving Credit Note, duly authorized, executed and delivered by Borrower in favor of Royal Bank of Canada, and (iv) a Revolving Credit Note, duly authorized, executed and delivered by Borrower in favor of City National Bank;
(b)Administrative Agent shall have received in immediately available funds (or Administrative Agent shall have charged the loan account of Borrower maintained by Administrative Agent for) the amount of the fees which are due and payable under (i) the Amendment No. 3 Engagement Letter on the Amendment No. 3 Effective Date and (ii) the Amendment No. 3 Fee Letter on the Amendment No. 3 Effective Date;
(c)Administrative Agent shall have received a certificate of status (or the applicable equivalent thereof) with respect to each Loan Party, dated within thirty (30) days of the date hereof, such certificate to be issued by the appropriate Governmental Authority of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;
(d)Administrative Agent shall have received an officer’s certificate or secretary’s certificate, duly authorized, executed and delivered by an appropriate officer of each Loan Party, in form and substance reasonably satisfactory to Administrative Agent, setting forth the incumbency and specified signatures of each applicable officer and approving the transactions contemplated by this Amendment No. 3, together with organizational documents and copies of all requisite board (or the equivalent) resolutions approving this Amendment No. 3;
(e)Administrative Agent shall have received one or more Assignment and Assumptions, each between a Lender and an Eligible Assignee (or such other agreements reasonably satisfactory to Administrative Agent) so that, immediately after giving effect to the transactions contemplated by this Amendment No. 3, the Revolving Credit Commitments are held by Lenders in accordance with Exhibit A hereto;
(f)Prior to the Amendment No. 3 Effective Date, with respect to any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, Administrative Agent shall receive a Beneficial Ownership Certification in relation to such Loan Party;
(g)Prior to the Amendment No. 3 Effective Date, Administrative Agent shall have received all documentation and other information about the Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act) that has been requested by any Lender in writing at least ten Business Days prior to the Amendment No. 3 Effective Date; and
(h)No Default or Event of Default shall have occurred and be continuing.
11.Certain Acknowledgements. On the Amendment No. 3 Effective Date, each Lender shall, automatically and without the need for any further action, be deemed to have assigned to another Lender or Lenders, or purchased from another Lender or Lenders (or, in the case of a participating interest in the Letter of Credit Obligations, from the Issuer), such interests in the aggregate outstanding principal amount of the Loans (if any) and participating interest in the aggregate outstanding principal amount of the Letter of Credit Obligations such that, after giving effect to all such assignments and purchases, the aggregate outstanding principal amount of the Loans (if any) and participating interests in the aggregate outstanding Letter of Credit Obligations will be held by each Lender ratably in accordance with their respective Pro Rata Shares after giving effect to the Amendment No. 3 Effective Date. Each party hereto hereby consents to the assignments contemplated by Section 10(e) hereof and this Section 11.
12.General.
(a)Effect of this Amendment. Except as expressly provided herein, no other consents, waivers, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. Without limiting the generality of the foregoing, (a) each Loan Party hereby absolutely and unconditionally acknowledges and reaffirms its obligations under the Credit Agreement and the other Loan Documents, (b) each Loan Party reaffirms that the Obligations are and shall continue to be secured by Liens on the Collateral which are hereby ratified and affirmed in all respects by such Loan Party, and (c) each Loan Party agrees that the Liens granted to Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents, or any other documents or instruments executed, filed or recorded in connection therewith, shall remain outstanding and in full force and effect, without interruption or impairment of any kind, in accordance with the terms of the Credit Agreement and the other Loan Documents.
(b)Governing Law. The validity of this Amendment No. 3, the construction, interpretation, and enforcement hereof and thereof, the rights of the parties hereto with respect to all matters arising hereunder or related hereto, and any claims, controversies or disputes arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of New York.
(c)Binding Effect. This Amendment No. 3 shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.
(d)Counterparts, etc. This Amendment No. 3 may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment No. 3. Delivery of an executed counterpart of this Amendment No. 3 by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment No. 3. Any party delivering an executed counterpart of this Amendment No. 3 by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment No. 3 but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 3.
(e)Loan Document. This Amendment No. 3 shall be a Loan Document.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their authorized officers as of the day and year first above written.
EHEALTH, INC.

By:    /s/ Scott Flanders
Name:    Scott Flanders
Title:    Chief Executive Officer

eHealthInsurance Services, Inc.

By:    /s/ Scott Flanders
Name:    Scott Flanders
Title:    Chief Executive Officer

Wealth, Health and Life Advisors, LLC

By:    /s/ Scott Flanders
Name:    Scott Flanders
Title:    Manager

PlanPrescriber, Inc.

By:    /s/ Scott Flanders
Name:     Scott Flanders
Title:     President and Chief Executive Officer

Amendment No. 3 to Credit Agreement (eHealth)

ROYAL BANK OF CANADA,
as Administrative Agent
By:    /s/ Helena Sadowski
Name:    Helena Sadowski
Title:    Manager, Agency

Amendment No. 3 to Credit Agreement (eHealth)

ROYAL BANK OF CANADA, as a Lender
By:    /s/ Pierre Noriega
Name: Pierre Noriega
Title: Authorized Signatory

Amendment No. 3 to Credit Agreement (eHealth)

Exhibit A to Amendment No. 3
to Credit Agreement

Schedule I

Commitments

Name of Lender	Commitment Amount
Royal Bank of Canada	$55,000,000
City National Bank	$20,000,000
Total	$75,000,000

____________________________

1. This Schedule sets forth the Revolving Credit Commitments of each Lender immediately after giving effect to the Amendment No. 3 Effective Date.

Exhibit B to Amendment No. 3
to Credit Agreement

Schedule III

Existing Letters of Credit

Issuer	Beneficiary	Letter of Credit Number	Undrawn Face Amount	Expiry Date
Silicon Valley Bank	Augustine Bowers LLC	SVBSF012744	$1,805,978	May 2, 2020
Silicon Valley Bank	Ascentris-116B, LLC	SVBSF012611	$575,000	July 15, 2020
Silicon Valley Bank	340 Middlefield LLC	SVBSF007386	$149,016	April 10, 2020
Silicon Valley Bank	Precedent Lakeside Acquisitions, LLC	SVBSF012744	$823,641.15	August 20, 2020